Exhibit 21

L3 Technologies, Inc. and Subsidiaries
As of December 31, 2016

Name	Jurisdiction
AeroElite Limited	United Kingdom
AeroElite Training LLC	Delaware
Aerosim Academy, Inc	Florida
Aerosim Bangkok Company Limited	Thailand
Aerosim Holdings Inc.	Delaware
Aerosim Technologies, Inc.	Minnesota
Aerosim Thai Company Limited	Thailand
Airline Placement Limited	United Kingdom
Airline Recruitment Limited	United Kingdom
Asian Aviation Training Centre Ltd.	Thailand
Aviation Communications & Surveillance Systems, LLC*	Delaware
Beijing MAPPS-SERI Technology Company Ltd.*	China
Calzoni Srl.	Italy
Combat Advanced Propulsion, LLC*	Delaware
CTC Aviation Group Limited	United Kingdom
CTC Aviation Holdings Limited	United Kingdom
CTC Aviation International Limited	United Kingdom
CTC Aviation Jet Services Limited	United Kingdom
CTC Aviation Services Limited	United Kingdom
CTC Aviation Training (N.Z.) Limited	New Zealand
CTC Aviation Training (U.K) Limited	United Kingdom
Electrodynamics, Inc.	Arizona
ESSCO Collins Limited	Ireland
Exmac Automation Limited	United Kingdom
FAST Holdings Limited*	United Kingdom
FAST Training Services Limited*	United Kingdom
Flight Training Acquisitions LLC	Delaware
ForceX, Inc.	Tennessee
FTA Acquisitions Inc.	Delaware
Honeywell TCAS Inc.*	Delaware
Interstate Electronics Corporation	California
L3 Aviation Products, Inc.	Delaware
L3 Electron Devices, Inc.	Delaware
L3 Technologies, Inc.	Delaware
L-3 Advanced Programs, Inc.	Delaware
L-3 Afghanistan, LLC	Delaware
L-3 Applied Technologies, Inc.	Delaware
L-3 Army Sustainment, LLC	Delaware
L-3 Brasil Importação, Exportação e Comércio Ltda.	Brazil
L-3 Centaur, LLC	Delaware
L-3 Chesapeake Sciences Corporation	Maryland
L-3 Communications AIS GP Corporation	Delaware
L-3 Communications ASA Limited	United Kingdom
L-3 Communications Australia Group Pty Ltd	Australia
L-3 Communications Australia Pty Ltd	Australia
L-3 Communications Canada Inc.	Canada
L-3 Communications Cincinnati Electronics Corporation	Ohio

Name	Jurisdiction
L-3 Communications Electronic Systems Inc.	Canada
L-3 Communications EO/IR, Inc.	Florida
L-3 Communications ESSCO, Inc.	Delaware
L-3 Communications Flight Capital LLC	Delaware
L-3 Communications Flight International Aviation LLC	Delaware
L-3 Communications Foreign Holdings, Inc.	Delaware
L-3 Communications Holding GmbH	Germany
L-3 Communications Hong Kong Limited	Hong Kong
L-3 Communications India Private Limited	India
L-3 Communications Integrated Systems L.P.	Delaware
L-3 Communications Investments Inc.	Delaware
L-3 Communications Korea Corporation	South Korea
L-3 Communications Link Simulation and Training UK Limited	United Kingdom
L-3 Communications Link Simulation and Training UK (Overseas) Limited	United Kingdom
L-3 Communications Ltd.	United Kingdom
L-3 Communications Magnet-Motor GmbH	Germany
L-3 Communications MAPPS Inc.	Canada
L-3 Communications MAPPS Malaysia Sdn. Bhd.	Malaysia
L-3 Communications Marine Systems UK Ltd.	United Kingdom
L-3 Communications MariPro, Inc.	California
L-3 Communications MAS (Canada) Inc.	Canada
L-3 Communications Mobile-Vision, Inc.	New Jersey
L-3 Communications Oceania Pty Limited	Australia
L-3 Communications Security and Detection Systems, Inc.	Delaware
L-3 Communications Singapore Pte Ltd	Singapore
L-3 Communications U.K. Ltd.	United Kingdom
L-3 Communications Vector International Aviation LLC	Delaware
L-3 Communications Vertex Aerospace LLC	Delaware
L-3 Communications Westwood Corporation	Nevada
L-3 CTC Aviation Holdings Inc.	Delaware
L-3 CTC Aviation Leasing (US) Inc.	Delaware
L-3 CTC Aviation Training (US) Inc.	Delaware
L-3 CTC Ltd.	United Kingdom
L-3 Domestic Holdings, Inc.	Delaware
L-3 Fuzing and Ordnance Systems, Inc.	Delaware
L-3 Global Holding UK Ltd.	United Kingdom
L-3 International UK Ltd.	United Kingdom
L-3 Investments, LLC	Delaware
L-3 Saudi Arabia LLC	Saudi Arabia
L-3 Security Equipment Trading (Beijing) Co., Ltd.*	China
L-3 Societa Srl.	Italy
L-3 Technology & Services UK Ltd.	United Kingdom
L-3 Unidyne, Inc.	Delaware
L-3 Unmanned Systems, Inc.	Texas
L-Tres Communicaciones Costa Rica, S.A.	Costa Rica
MacDonald Humfrey (Automation) Middle East Control Systems L.L.C.	United Arab Emirates
MacDonald Humfrey (Automation) India Private Limited	India
MacDonald Humfrey (Automation) Limited	United Kingdom
MacDonald Humfrey (Automation) SEA PTE. Ltd.	Singapore

Name	Jurisdiction
MHA-Stopford Limited*	United Kingdom
Micreo Limited	Australia
Mustang Technology Group, L.P.	Texas
Narda Safety Test Solutions GmbH	Germany
Narda Safety Test Solutions S.r.l.	Italy
Power Paragon, Inc.	Delaware
SPD Electrical Systems, Inc.	Delaware
SPD Switchgear Inc.	Delaware
TRL Electronics Limited	United Kingdom
TRL Technology Limited	United Kingdom
Wescam Inc.	Canada
*	Represents a non-wholly owned subsidiary.